                                                                   EXHIBIT 10.26


                              SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into effective as of April 1, 2000 by and between North American Gaming and Entertainment Corporation ("North American"); Lamar E. Ozley, Jr. and Chris Ozley (hereinafter referred to collectively as the "Ozley Group" or as the "Debenture Holders"); and E.H. Hawes, II, Janice Hawes and International Tours, Inc. (hereinafter referred to collectively as the "International Group").

     WHEREAS, the Debenture Holders own the number of shares of common stock, par value $.01 per share (the "Common Stock") of North American set forth on Exhibit "A", own Subordinated Debentures payable by North American (the "Subordinated Debentures") in the original principal amounts set forth on Exhibit "A", and are owed accumulated dividends by North American on Class A Preferred Stock previously issued and outstanding (the "Dividends") in the amounts set forth on Exhibit "A"; and

     WHEREAS, the Debenture Holders desire to receive payments aggregating $225,000 from North American, and North American desires to make such payments in consideration of this Agreement and the various actions, agreements and releases agreed to by the Debenture Holders herein and pursuant to the terms and conditions hereof; and

     WHEREAS, each member of the Ozley Group agrees to allocate the payment coming to the group pursuant to separate agreements among the members of the group and it is not necessary to identify the allocation of such payment in this Agreement and the Debenture Holders agree that the promissory note referenced in
Section 2.01 shall be made payable to Lamar E. Ozley, Jr. ("L. Ozley") on behalf of all Debenture Holders and payment shall be made by North American to L. Ozley who shall then be responsible for allocating payments among the Debenture Holders pursuant to a separate agreement among the Debenture Holders; and

     WHEREAS, L. Ozley desires to cause that certain note executed by J. Larry Jordan in the original principal amount of $31,749.36 payable to Lincoln Trust Company, FBO Lamar E. Ozley, Jr. IRA (including the interest thereon) (the "Jordan Note") to be assigned to North American and North American desires to receive assignment of the Jordan Note in consideration of this Agreement and the various actions, agreements and releases agreed to by North American herein and pursuant to the terms and conditions hereof;

     WHEREAS, North American and the International Group may have certain claims against the Debenture Holders and the Debenture Holders may have certain claims against North American and the International Group; and

     WHEREAS, the parties hereto desire to enter into a mutual settlement and compromise and release of liability as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:


                                   ARTICLE I
                   CANCELLATION OF DIVIDENDS AND CANCELLATION
                   AND RETURN OF DEBENTURES AND COMMON STOCK
                         AND ASSIGNMENT OF JORDAN NOTE


     1.01 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the payments made to the Debenture Holders hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debenture Holders, the Debenture Holders shall mark each of the Subordinated Debentures as "Canceled" and return the original thereof to North American and each of the Debenture Holders hereby agrees that no accrued interest thereunder shall be due and payable by North American and shall also be considered canceled.

     1.02 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the payments made to the Debenture Holders hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debenture Holders, the Debenture Holders further agree that all Dividends shall be deemed canceled and no such dividends shall ever be required to be declared or paid to the Debenture Holders or any party claiming through any Debenture Holder.

     1.03 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the payments made to the Debenture Holders hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debenture Holders, the Debenture Holders agree that all shares of Common Stock owned by the Debenture Holders, as set forth on Exhibit "A", shall be deemed to be repurchased and redeemed by North American and each Debenture Holder agrees to promptly return to North American all stock certificates representing such shares of Common Stock so that North American can cancel each such certificate; provided, however, it is hereby agreed that the failure to return any such certificate shall have no impact on the repurchase and redemption of the shares of Common Stock represented by such certificate and that such shares shall be deemed to be repurchased and redeemed effective as of the date of final execution of this Agreement and any Debenture Holder not returning a stock certificate agrees to indemnify and hold harmless North American if such certificate is at any time hereafter alleged to be outstanding by any party claiming to be the holder of such certificate.

     1.04 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the payments made to the Debenture Holders hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debenture Holders, the Debenture Holders further agree that the Jordan Note shall be assigned to North American.

                                   ARTICLE II
                          PAYMENT TO DEBENTURE HOLDERS

     2.01 Upon final execution of this Agreement in partial consideration of the mutual releases of the parties set forth herein, the cancellation of Subordinated Debentures, accrued interest thereon, Dividends and Common Stock, the assignment of the Jordan Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by North American, North American agrees to pay an aggregate of $225,000 to the Debenture Holders, payable $31,749.36 to Lincoln Trust Company, FBO Lamar E. Ozley, Jr. IRA and $18,250.64 to L. Ozley upon final execution of this Agreement with the remaining balance of $175,000 represented by a promissory note payable to L. Ozley, for the benefit of all the Debenture Holders, which promissory note shall be payable in equal quarterly installments of principal plus interest, with interest at an annual rate of 8.5%, over 20 consecutive quarters, with the first such quarterly payment to be due on July 1, 2000 and with each succeeding payment to be due on the following October 1, January 2, April 1 and July 1. A promissory note in the amount of $175,000 payable to L. Ozley for the benefit of the Debenture Holders shall be executed by North American and delivered simultaneously with the final execution hereof. Such promissory note shall be collateralized by North American's pledge of 75,000 shares of common stock of Travelbyus.com Ltd. ("Travelbyus") owned by North American. The members of the Ozley Group hereby agree that they have allocated and will allocate such payments among the members of such group in such manner as agreed among such members by virtue of a separate agreement and that the allocation thereof is not required to be stated in this Agreement, and that payment by North American to
L. Ozley shall discharge North American's responsibilities to the Debenture Holders and North American shall have no responsibility for ensuring that payments made by it to L. Ozley are properly distributed among the Debenture Holders.


                                  ARTICLE III
                         MUTUAL RELEASE AND SETTLEMENT


     The parties set forth below understand and agree that certain claims have been made between them and that certain additional claims may be asserted between them, and that such claims are in dispute and that by reason of such dispute the parties set forth below desire to compromise and settle all claims set forth below.

     3.01 (a) North American, for itself, and each of its predecessors, successors, assigns, administrators, legal representatives, and any entity controlled by North American, releases and forever discharges each of the Debenture Holders and their respective predecessors, successors, assigns, heirs, executors, administrators, and legal representatives, together with their respective shareholders, employees, officers, members, partners, directors, subsidiaries and insurers, past or present, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the releasing parties, for or because of any matter or thing done, omitted, or suffered to be done by any of the released parties prior to and including the date hereof.

           (b) Each of the Debenture Holders, for itself, himself, herself and each of their respective predecessors, successors, assigns, heirs, executors, administrators, legal representatives, and any entity controlled by such Debenture Holder, releases and forever discharges North American and its predecessors, successors, assigns, administrators, and legal representatives, together with all shareholders, employees, officers, members, partners, directors, subsidiaries and insurers, past or present, of North American or any entity controlled, past or present, by North American, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the releasing parties, for or because of any matter or thing done, omitted, or suffered to be done by any of the released parties prior to and including the date hereof.

     3.02 (a) Each member of the International Group, for itself, himself, herself and each of their respective predecessors, successors, assigns, heirs, executors, administrators, legal representatives, and any entity controlled by any such member of the International Group, releases and forever discharges each of the Debenture Holders and each of their respective predecessors, successors, assigns, heirs, executors, administrators, and legal representatives, together with their respective shareholders, employees, officers, members, partners, directors, subsidiaries and insurers, past or present, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the releasing parties, for or because of any matter or thing done, omitted, or suffered to be done by any of the released parties prior to and including the date hereof.

          (b) Each of the Debenture Holders, for itself, himself, herself and each of their respective predecessors, successors, assigns, heirs, executors, administrators, legal representatives, and any entity controlled by such Debenture Holder, releases and forever discharges each member of the International Group, and each of their respective predecessors, successors, assigns, heirs, executors, administrators, and legal representatives, together with their respective shareholders, employees, officers, members, partners, directors, subsidiaries and insurers, past or present, of and from any and all claims, demands, damages, actions, causes of action, or suits in equity, of whatsoever kind or nature whether now, heretofore, or hereafter accruing or whether now known or not known to the releasing parties, for or because of any matter or thing done, omitted, or suffered to be done by any of the released parties prior to and including the date hereof.

     3.03 Each of the of the parties hereto acknowledges and agrees that there is a risk that the facts in respect to which this Agreement is made may hereafter prove to be other than or different from the facts as now known by such party or believed by such party to be true, and that as a result thereof, such party may subsequently discover, incur or suffer claims and/or damages which were unnamed, unsuspected or unanticipated on the execution date hereof by such party and which, if known, suspected or anticipated on such date may have materially affected such party's decision to execute this Agreement. Notwithstanding the foregoing, however, each party hereto expressly accepts the risk of such claims and/or damages and agrees that this Agreement shall, in all respects, be effective with respect thereto.

     3.04 Each of the parties hereto acknowledges and agrees that such party has read and understands the effect of the above and foregoing mutual releases and settlements and executes same of such party's own free will and accord for the purposes and considerations set forth in this Agreement.


                                      IV.
                   REPRESENTATIONS AND WARRANTIES OF PARTIES


     Each of the parties hereto represents and warrants to each of the other parties hereto that:

          4.01 Such party has full legal power and authority to enter into and perform this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with its terms will not result in the breach or termination of any provision of or constitute a default under any contract, agreement, instrument or other document to which such party is a party or by which such party or any of such party's property may be bound.

          4.02 Each party that is not a natural person is duly organized, validly existing and in good standing under the laws of its state of organization and is duly authorized under applicable state and federal laws to conduct its business as heretofore conducted, and has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted; and the person signing this Agreement on behalf of such party has been duly authorized to sign this Agreement and any further agreements or instruments referenced herein.

          4.03 This Agreement has been duly executed by, and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or similar laws of general application affecting enforcement of rights of creditors and by general equity principles, including, but not limited to, those restricting specific enforcement.


                                       V.
                            MISCELLANEOUS PROVISIONS


     5.01 Each of the parties hereto hereby agree that after the closing of the transactions contemplated herein, it, she or he will from time to time, upon the reasonable request of any other party hereto, take such further action as such other party may reasonably request to carry out the transactions contemplated by this Agreement.

     5.02 This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement, and facsimile signature shall be considered to be original signatures for all purposes hereunder.

     5.03 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     5.04 This Agreement and the agreements referenced herein collectively contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, and cannot be amended without the written consent of the parties hereto.

     5.05 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     5.06 The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     5.07 In the event this Agreement or the breach thereof gives rise to any litigation between the parties hereto, the prevailing party in such litigation shall be entitled to have and recover from the losing party costs of such litigation, including reasonable attorneys' fees, as may be determined by the court and judgment for the recovery of such cost, including attorneys' fees, shall be included in any final judgment or decree entered by the court where such litigation is brought.

     EXECUTED as of the date and year first above written.

                              NORTH AMERICAN GAMING AND
                              ENTERTAINMENT CORPORATION


                              By:  /s/ E. H. Hawes, II
                                 ------------------------------------------
                                    E. H. Hawes, II, President and Chief
                                    Executive Officer

                                  /s/ Lamar E. Ozley, Jr.
                                 ------------------------------------------
                                 Lamar E. Ozley, Jr., Individually


                                  /s/ Chris Ozley
                                 ------------------------------------------
                                 Chris Ozley, Individually


                                  /s/ E.H. Hawes, II
                                 ------------------------------------------
                                 E.H. Hawes, II


                                  /s/ Janice Hawes
                                 ------------------------------------------
                                 Janice Hawes


                                 INTERNATIONAL TOURS, INC.


                                 By:  /s/ E. H. Hawes, II
                                 ------------------------------------------
                                 Its:  President

                                  EXHIBIT "A"

     See the attached schedule.

                                                             SCHEDULE
                                                       NORTH AMERICAN GAMING
                                             SUBORDINATED DEBENTURE AND DIVIDENDS DUE
                                                            Ozley Group

                                                             Exhibit A

                                    PRINCIPAL AND INTEREST DUE ON DEBENTURE NOTE                    DIVIDENDS DUE
---------------------------------------------------------------------------------------------------------------------------------
                     NUMBER OF          ORIG         AT 12/31/97       4/30/00         4/30/00       ORIG PRIN       AT 1/31/00
PREFERRED          COMMON SHARES      PRIN AMT         PRIN BAL      ACCRUED INT     TOTAL DUE         AMOUNT         TOTAL DUE
STOCKHOLDER           12/27/99        DEB NOTE         DEB NOTE       DEB NOTE        DEB NOTE        DIVIDENDS       DIVIDENDS
---------------------------------------------------------------------------------------------------------------------------------
OZLEY GROUP
---------------------------------------------------------------------------------------------------------------------------------
                                                                        21036.69
Ozley, Lamar E., Jr.   1,942,329      $181,931.25      173,498.51      36,363.39      209,861.90      $151,125.00      151,125.00
Chris Ozley               12,000                0               0           0.00               0                0               0
Jennie Ozley               4,500                0               0           0.00               0                0               0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                  1,958,829      $181,931.25     $173,498.51     $36,363.39     $209,861.90      $151,125.00     $151,125.00
---------------------------------------------------------------------------------------------------------------------------------